SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2004

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor New York, New York	10022-4624

42, rue Saint-Dominique Paris, France	75007

Parkstraat 83, The Hague, The Netherlands	2514 JG
(Address of principal executive offices)	(Zip or Postal Codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

The Company is filing this amendment to its Current Report on Form 8-K filed on January 30, 2004 to furnish updated pro forma financial information prepared in accordance with Article 11 of Regulation S-X with respect to the sale of the SchlumbergerSema business. Pro forma financial information was previously reported in the Current Report on Form 8-K filed on October 16, 2003.

Items 2 and 5. Acquisition of Disposition of Assets; Other Events and Regulation FD Disclosure.

On January 29, 2004, Schlumberger completed the sale of its SchlumbergerSema businesses to Atos Origin SA. The consideration for the transaction consisted of €443 million in cash, which included a working capital adjustment, and 19.3 million shares of Atos capital stock valued at €52.65, and was determined by arm’s length negotiation. Prior to the transaction there was no material relationship between Atos Origin and Schlumberger (or any of Schlumberger’s affiliates, directors or officers or any of their associates). On February 2, 2004, the Schlumberger group sold 9.6 million Atos Origin shares at a price of €52.95 per share. As a result, the Schlumberger group holds approximately 14.5% of the share capital of Atos Origin. Schlumberger accounts for its investment in Atos Origin using the cost method. Schlumberger expects to sell these remaining shares in a large block.

SchlumbergerSema provided IT consulting, systems integration and managed services together with network and infrastructure solutions to the global energy industry, as well as in specific regional markets spanning the telecommunications, finance, transport and public sectors. Schlumberger is retaining the strategic activities of IT services for the oil and gas industry and the operations that provide connectivity with the upstream oil and gas business. Additionally, Schlumberger also retained specific SchlumbergerSema businesses, which are in the process of divestiture, including Business Continuity, Infodata, and Telecom Software Products.

Item 7. Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma financial statements and notes thereto are being filed herewith:

(1)	Unaudited Condensed Pro Forma Balance Sheet as of December 31, 2003; and

(2)	Unaudited Condensed Pro Forma Statement of Operations for the year ended December 31, 2003.

On January 29, 2004, Schlumberger completed the sale of its SchlumbergerSema businesses to Atos Origin SA. The consideration for the transaction consisted of €443 million in cash, which included a working capital adjustment, and 19.3 million shares of Atos capital stock valued at €52.65, and was determined by arm’s length negotiation. Prior to the transaction there was no material relationship between Atos Origin and Schlumberger (or any of Schlumberger’s affiliates, directors or officers or any of their associates). Shortly after completion of the sale, the Schlumberger group sold 9.6 million Atos Origin shares at a price of €52.95 per share. As a result, the Schlumberger group holds approximately 14.5% of the share capital of Atos Origin. Schlumberger accounts for its investment in Atos Origin using the cost method. Schlumberger expects to sell these remaining shares in a large block.

The Unaudited Condensed Pro Forma Statements of Operations below have been prepared as if the transactions were completed on January 1, 2003. The Unaudited Condensed Pro Forma Balance Sheet has been prepared as if the transactions were completed on December 31, 2003. The pro forma financial information represents, in the opinion of management, all adjustments necessary to present Schlumberger’s pro forma results of operations and financial position in accordance with Article 11 of Regulation S-X and is based upon available information and certain assumptions considered reasonable under the circumstances. Cash proceeds, net of expenses, from the disposition of SchlumbergerSema and from the sale of the Atos Origin stock aggregate approximately $1.0 billion of which $0.6 billion is invested in short-term investments and $0.4 billion is used to pay down current portion of long-term debt.

The pro forma financial statements give effect to the transaction with Atos Origin as well as the sale of 9.6 million shares of Atos Origin on February 2, 2004. The following pro forma information has been prepared based on (i) the value of the Atos Origin stock at January 29, 2004 and February 2, 2004 (ii) the discount that Schlumberger believes would be necessary to sell the remaining Atos Origin shares in a large block in 2004 (iii) the currency exchange rates at January 29, 2004 and February 2, 2004 and (iv) other adjustments deemed to give effect to the transaction as if the transaction was completed as discussed above.

The pro forma condensed financial statements should be read in conjunction with Schlumberger’s audited consolidated financial statements and notes thereto included in Schlumberger’s Annual Report on Form 10-K for the year ended December 31, 2003.

The pro forma information may not necessarily be indicative of what Schlumberger’s financial position or results of operations would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of Schlumberger’s results of operations or financial position for any future period or date.

The following table shows the unaudited condensed pro forma balance sheet at December 31, 2003 as if the transactions had taken place on December 31, 2003:

SCHLUMBERGER

UNAUDITED CONDENSED PRO FORMA BALANCE SHEET

As of December 31, 2003

			(Amounts in thousands of US Dollars)
	Historical		Adjustments		Pro Forma Schlumberger
	Schlumberger	SchlumbergerSema
Cash & Cash Equivalents	$3,108,973	$—	$600,000	(1)	$3,708,973
Accounts Receivable	2,568,425	—	—		2,568,425
Assets held for Sale	3,237,841	3,237,841	—		—
Other Current Assets	1,453,882	—	—		1,453,882

Total Current Assets	10,369,121	3,237,841	600,000		7,731,280
Fixed Income Investments, held to maturity	223,300	—	—		223,300
Investments in Affiliated Companies	776,965	—	587,311	(2)	1,364,276
Property and Equipment, net	3,799,711	—	—		3,799,711
Multiclient Seismic Data	505,784	—	—		505,784
Goodwill and Identifiable Intangibles	3,687,573	—	—		3,687,573
Other Assets	678,872	—	—		678,872

Total Assets	$20,041,326				$17,990,796

Current Liabilities	$5,577,162	$—	$(428,062	)(3)	$5,149,100
Liabilities held for Sale	1,217,568	1,217,568	—		—
Long-Term Debt	6,097,418	—	—		6,097,418
Postretirement Benefits	614,850	—	—		614,850
Other Liabilities	254,709	—	—		254,709
Minority Interest	398,330	—	—		398,330
Stockholders’ Equity:
Common Stock	2,258,488	—	—		2,258,488
Income Retained for use in the Business	5,505,744	—	68,000	(4)	5,573,744
Treasury Stock at Cost	(1,508,239)	—	—		(1,508,239)
Accumulated Other Comprehensive Income	(374,704)	—	(472,900	)(5)	(847,604)

Total Liabilities and Stockholders’ Equity	$20,041,326				$17,990,796

Adjustments:

(1) Short term investments (*)	$600,000

(2) Investment in Atos Origin: 19.3 million shares acquired less 9.6 million shares sold	$587,311

(3) Current portion of long-term debt - sale proceeds (*)	$(585,550)
Expenses related to sale of SchlumbergerSema (*)	157,488

$(428,062)

(4) Preliminary result of the sale of SchlumbergerSema activity	$68,000

(5) Reversal of UK Pension liability - Other Comprehensive Income adjustment	$79,100
Reversal of Cumulative Translation adjustment of SchlumbergerSema	(552,000)

$(472,900)

(*)	Proceeds from the sale of SchlumbergerSema and the sale of Atos Origin shares, less expenses aggregated $1.0 billion. Of this, $0.6 billion is invested in short term investments and $0.4 billion is used to repay current portion of long-term debt.

The following table shows the unaudited condensed pro forma statement of operations for the year ended December 31, 2003 as if the transactions had taken place on January 1, 2003:

SCHLUMBERGER

UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

			(Amounts in thousands of US Dollars)
	Historical		Adjustments		Pro Forma Schlumberger
	Schlumberger	SchlumbergerSema
Revenue:
Operating	$13,892,604	$2,677,061	$272,516	(1)	$11,488,059
Interest and other Income	166,493	—	10,500	(2)	176,993

	14,059,097	2,677,061	283,016		11,665,052

Expenses:
Cost of goods sold and services	11,419,873	2,141,824	272,516	(1)	9,550,565
Research & engineering	556,124	30,303	—		525,821
Marketing	350,996	172,706	—		178,290
General	662,224	271,190	—		391,034
Debt extinguishment costs	167,801	—	—		167,801
Interest	334,336	—	(17,200	)(3)	317,136

	13,491,354	2,616,023	255,316		11,130,647

Income from continuing operations before taxes and minority interest	567,743	61,038	27,700		534,405
Taxes on income	209,386	22,260	6,510	(4)	193,636

Income from continuing operations before minority interest	358,357	38,778	21,190		340,769
Minority Interest	114,200	(1,136)	—		115,336

Income from Continuing Operations	$472,557	$37,642	$21,190		$456,105

Earnings Per Share from Continuing Operations:
Basic	$0.81				$0.78
Diluted	$0.81				$0.78
Weighted Average Shares Outstanding:
Basic	583,904				583,904

Diluted	586,491				586,491

Adjustments:

(1) Add back of inter-company revenue & costs	$272,516

(2) Increase in interest income(*)	$10,500

(3) Reduction of interest expense (**)	$(17,200)

(4) Reduced tax benefit on net interest expense (*)(**)	$6,510

(*)	Based on interest rates of 1.5% to 2.0%. A one eighth of a percentage point change would not be material.
(**)	Based on interest rates of 4.3% for UK Commercial Paper. A one eighth of a percentage point change would not be material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

Date: March 15, 2004	By:	/s/ Frank A. Sorgie
Frank A. Sorgie
Chief Accounting Officer